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                                                                    EXHIBIT 23.4

                      CONSENT OF ATTKISSON, CARTER & AKERS

     We hereby consent to the inclusion of our opinion dated January 26, 1996, as ANNEX B to the Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4, of First American Corporation and to the references to our firm as Financial Advisor to First City Bancorp, Inc. and to our opinion contained in said Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission.

                                          ATTKISSON, CARTER & AKERS

Januaray 26, 1996